UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2015

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Orexigen Therapeutics, Inc. (the “Company”) held its annual meeting of stockholders on June 9, 2015. The following is a brief description of each matter voted upon at the meeting and the number of votes cast for, withheld or against, the number of abstentions and the numbers of broker non-votes with respect to each matter, as applicable.

1.	To elect the following three nominees to the board of directors for a three-year term to expire at the 2018 annual meeting of stockholders:

Nominee	Shares Voted For	Voting Authority Withheld	Broker Non-Votes
Louis C. Bock	63,176,099	1,136,104	37,974,164
Wendy L. Dixon, Ph.D.	61,616,723	2,695,480	37,974,164
Peter K. Honig, M.D.	63,487,373	824,830	37,974,164

In accordance with the above results, each nominee was elected to serve as a director.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015:

For	Against	Abstain	Broker Non-Votes
101,316,349	738,888	231,130	-

In accordance with the above results, the appointment of Ernst & Young LLP was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2015

OREXIGEN THERAPEUTICS, INC.

By:	/s/ Joseph P. Hagan
Name:	Joseph P. Hagan
Title:	Chief Business Officer